AMENDMENT # 2
TO CAPCO CONTRACT OF SALE SECURITY AGREEMENT
June 25, 2006

OPENING PARAGRAPH:

As follows:

This Contract of Sale and Security Agreement dated for purposes of reference June 25, 2006; is between the undersigned, Jones Soda (USA), Inc., hereinafter called “CLIENT”, and CAPCO Financial Company — a division of Greater Bay Bank N.A. hereinafter called “CAPCO ”, agree as follows:

Is replaced by:

This Contract of Sale and Security Agreement dated for purposes of reference June 25, 2006; is between the undersigned, Jones Soda (USA), Inc., hereinafter called “CLIENT”, and Greater Bay Business Funding — a division of Greater Bay Bank N.A. hereinafter called “GBBF ”, agree as follows:

CAPCO COVENANTS:

Paragraph 26 as follows:

26. This Agreement shall have an initial term ending with the first full (12) Twelve calendar months and unless terminated by either party giving not less than thirty (30) days prior written notice.

is replaced by:

26. This Agreement shall have an initial term ending with the first full (12) Twelve calendar months, is hereby extended until August 25, 2007 unless terminated by either party giving not less than thirty (30) days prior written notice.

This amendment is effective and applicable to invoices purchased after June 25, 2007. All other terms, covenants and conditions will remain in effect and unchanged.

Greater Bay Busines Funding — a division of Greater Bay Bank N.A.

By:      /s/_Bruce Tretzen
Title:      Assistant Vice President

Jones Soda (USA), Inc.

By:      /s/ Hassan N. Natha
Title: _Chief Financial Officer & Secretary

Date:      June 25, 2007